Exhibit 4.2
EXECUTION VERSION
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT is made as of June 23, 2005, by and among EMERGENT BIOSOLUTIONS INC., a Delaware corporation (together with any successor thereto, the “Company”), and MICROSCIENCE HOLDINGS PLC, a public limited company organized under the laws of the United Kingdom (“PLC”). Each of the Company and PLC are referred to herein as a “Party” and collectively, as the “Parties”.
     WHEREAS, the Company’s wholly-owned indirect subsidiary and PLC are simultaneously entering into a Share Exchange Agreement (the “Share Exchange Agreement”) pursuant to which PLC is exchanging all of the issued and outstanding capital stock of its wholly-owned subsidiary Microscience Limited for 1,264,051 shares of the Company’s Class A Common Stock;
     WHEREAS, the Company and PLC desire to provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act (as defined herein); and
     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the transaction contemplated by the Share Exchange Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
     1. Certain Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the following respective meanings:
          “Agreement” shall mean this Registration Rights Agreement, as amended, restated, supplemented or otherwise modified from time to time.
          “Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.
          “Common Stock” shall mean the Company’s Class A Common Stock, $0.01 par value per share.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Holder” shall mean PLC or another holder of Registrable Securities who was assigned registration rights hereunder in accordance with Section 7 hereof.
          “Initial Public Offering” means the first underwritten public offering of Common Stock for the account of the Company and offered on a “firm commitment” basis pursuant to an offering registered under the Securities Act with the Commission on Form S-1 or its then equivalent.

          “Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).
          “Registrable Securities” shall mean (a) the shares of Common Stock issued to PLC pursuant to the Share Exchange Agreement and (b) any additional shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of any share of Class A Common Stock issued to PLC under the Share Exchange Agreement; provided, however, that notwithstanding anything to the contrary contained herein, “Registrable Securities” shall not at any time include any securities (i) registered and sold pursuant to the Securities Act, (ii) sold pursuant to Rule 144 or (iii) which could then be sold in their entirety pursuant to Rule 144 without limitation or restriction.
          “Registration Date” means the date upon which the registration statement pursuant to which the Company shall have initially registered shares of Common Stock under the Securities Act for sale to the public shall have been declared effective.
          “Rule 144” means Rule 144 promulgated under the Securities Act or any successor regulation.
          “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
     2. Registrations.
          (a) Demand Registration.
          (i) At any time after the expiration of ninety (90) days after the Registration Date, if the Company shall be requested in writing by Holders of Registrable Securities to file a registration statement for Registrable Securities having an aggregate offering price to the public of not less than $25,000,000 under the Securities Act (a “Demand Notice”) in accordance with this Section 2(a), then the Company shall use commercially reasonable efforts to effect, as soon as practicable, such a registration statement. Upon receipt of a Demand Notice, the Company shall give written notice of such proposed registration to all Holders and shall offer to include in such proposed registration any Registrable Securities requested to be included in such proposed registration by such Holders who respond in writing to the Company’s notice within 30 days after delivery of such notice (which response shall specify the number of Registrable Securities proposed to be included in such registration). The Company shall use commercially reasonable efforts to effect, as soon as practicable, such registration on an appropriate form, including Form S-2 or S-3, if available, under the Securities Act of the Registrable Securities which the Company has been so requested to register; provided, however, that the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

          (A) The Company shall not be obligated to file more than one registration statement initiated by the Holders of Registrable Securities pursuant to this Section 2(a); provided, however, that the Company shall be obligated to file a second registration statement if at the time of the filing of the first registration statement referred to above any Registrable Securities remain subject to the Pledge Agreement (as defined in the Share Exchange Agreement);
          (B) The Company shall not be obligated to file a registration statement during the period following the Registration Date when the Holders are subject to any restrictions on disposition of Registrable Securities pursuant to any agreement described in Section 6(a); and
          (C) The Company shall not be obligated to file any registration statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which securities of the Company are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days.
          (ii) If the Holders requesting to be included in a registration pursuant to this Section 2(a) so elect, the offering of such Registrable Securities pursuant to such registration shall be in the form of an underwritten offering. The Holders of a majority of the Registrable Securities requested to be included in such registration shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering, which shall also be reasonably acceptable to the Company.
          (iii) With respect to any registration pursuant to this Section 2(a), the Company may include in such registration any Common Stock; provided, however, that if a managing underwriter, if any, advises the Company that the inclusion of all Registrable Securities and Common Stock requested to be included by the Company in such registration would interfere with the successful marketing (including pricing) of all such securities, then the number of Registrable Securities and Common Stock proposed to be included in such registration shall be included in the following order:
     (A) first, the Registrable Securities shall be included, pro rata based upon the number of Registrable Securities to be included at the time of such registration; and
     (B) second, Common Stock requested to be included by the Company.
          (iv) At any time before the registration statement covering Registrable Securities becomes effective, Holders of a majority of the Registrable Securities requested to be included in such registration may request the Company to withdraw or not to file the registration statement. In that event, if such request of withdrawal shall have been caused by, or made in response to, a material adverse effect or change in the Company’s financial condition, operations, business or prospects, such Holders of Registrable Securities shall not be deemed to have used their demand registration rights under this Section 2(a).
          (b) Piggyback Registration. If, at any time or times after (but not including) an Initial Public Offering, the Company shall seek to register any shares of its Common Stock under the Securities Act for sale to the public for its own account or on the account of others (except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), the Company will give written notice thereof to all Holders. If within fifteen (15) business days after their receipt of such notice one or more Holders request in writing the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will use commercially reasonable efforts to effect the registration under the Securities Act of such Registrable Securities. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the principal underwriter determines that the number of Registrable Securities to be offered must be limited, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in addition to any amount to be registered for the account of the Company.
     3. Further Obligations of the Company.
          (a) Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:
               (i) Prepare and file, and use commercially reasonable efforts to cause to become effective, with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective until the Holder or Holders have completed the distribution described in the registration statement relating thereto (but for no more than one hundred eighty (180) days or such lesser period until all such Registrable Securities are sold) and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for such period;
               (ii) Furnish to each selling Holder a draft copy of the registration statement and such copies of each preliminary and final prospectus as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;
               (iii) Enter into and perform its obligations under any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary;
               (iv) Use its commercially reasonable efforts to register or qualify the securities covered by said registration statement under the securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request provided the Company shall not be required to qualify to do business or file a general consent to service of process in connection therewith;
               (v) Cause upon or immediately after the effectiveness of a registration all such Registrable Securities to be listed on each securities exchange or quotation system on which the Common Stock of the Company is then listed or quoted;
               (vi) notify each Holder of Registrable Securities covered by a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the issuance of any stop order by the Commission in respect of such registration statement, or (B) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and
               (vii) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
          (b) With a view to making available to the Holders the benefits of Rule 144, the Company agrees to:
               (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Public Offering;
               (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, if any; and
               (iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (A) a written statement by the Company that it has complied with the information and reporting requirements of Rule 144(c) and (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.
          (c) From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration statement filed under Section 2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included.

4.	Payment of Expenses by; Cooperation by, and Obligations of, Prospective Sellers.
          (a) Notwithstanding any other provision in this Agreement to the contrary, the Company and the Holders shall each pay one-half of all expenses of any registration effected pursuant to Section 2(a) hereof and the Holders shall pay in full any incremental expenses of including the Holders’ Registrable Securities in a Piggyback Registration pursuant to Section 2(b) hereof, including, without limitation, all legal and accounting fees, printing costs, listing fees and miscellaneous expenses, but excluding underwriters’ commissions or discounts attributable to the Registrable Securities being offered and sold by the Holders, which shall be borne exclusively by the Holders.
          (b) Each prospective seller of Registrable Securities shall furnish to the Company in writing such information as the Company may reasonably request from such seller in connection with any registration statement with respect to such Registrable Securities.
          (c) The failure of any prospective seller of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Agreement shall not affect the obligations of the Company under this Agreement to any remaining sellers who furnish such information and documents unless, in the reasonable opinion of counsel to the Company and/or the underwriters, such failure impairs or adversely affects the offering or the legality of the registration statement or causes the request not to meet the requirements of Section 2 of this Agreement.
          (d) Upon receipt of a notice (telephonic or written) from the Company or the underwriter of the happening of an event which makes any statement made in a registration statement or related prospectus covering Registrable Securities untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, the Holders of Registrable Securities included in such registration statement shall discontinue disposition of such Registrable Securities pursuant to such registration statement until such Holders’ receipt of copies of the supplemented or amended prospectus or until advised by the Company or the underwriters that dispositions may be resumed.
          (e) Each Holder of Registrable Securities included in any registration statement will effect sales of such securities in accordance with the plan of distribution given to the Company.
          (f) At the end of any period during which the Company is obligated to keep any registration statement current and effective as provided in this Agreement, the Holders of Registrable Securities included in such registration statement shall discontinue sales of shares pursuant to such registration statement, unless they receive notice from the Company of its intention to continue effectiveness of such registration statement with respect to such shares which remain unsold and such Holders shall notify the Company of the number of shares registered which remain unsold promptly upon expiration of the period during which the Company is obligated to maintain the effectiveness of the registration statement.
          (g) No Person may participate in any underwritten registration pursuant to this Agreement unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements made with respect to such registration and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements.
     5. Indemnification; Contribution.
          (a) Incident to any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees, representatives and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, reasonable expenses and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus) or (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that the Company will not be liable to the extent that (1) such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such Holder in accordance with Section 4(b) of this Agreement for use in such registration statement, or (2) in the case of a sale directly by such Holder (including a sale of Registrable Securities through any underwriter retained by such Holder to engage in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by or on behalf of such Holder in accordance with Section 4(a) of this Agreement for use in such registration statement, such Holder, on a several and not joint basis, will indemnify and hold harmless the Company (including its directors, officers, employees, representatives and agents), each other Holder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees, representatives and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, reasonable expenses and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise.
          (b) If the indemnification provided for in Section 5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the other Holders from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the other Holders in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Holders shall be deemed to be in the same respective proportions that the net proceeds from the offering received by the Company and the Holders, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Company or the Holders and the Parties’ relative intent, knowledge and access to information.
          The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.
          (c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent of entry of any judgment or enter into a settlement without the consent of the indemnified party, which consent will not be unreasonably withheld. Any indemnified party that proposes to assert the right to be indemnified under this Section 5 will, promptly after receipt of notice of commencement or threat of any claim or action against such party in respect of which a claim is to be made against an indemnifying party under this Section 5 notify the indemnifying party in writing (such written notice, an “Indemnification Notice”) of the commencement or threat of such action, enclosing a copy of all papers served or notices received (if applicable), but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that the indemnifying party may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. The indemnified party will have the right to retain its own counsel in any such action if (i) the employment of counsel by the indemnified party has been authorized by the indemnifying party, (ii) the indemnified party’s counsel, with the concurrence of indemnifying party’s counsel, shall have reasonably concluded that there is a substantial likelihood of a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action within a reasonable period of time following its receipt of the Indemnification Notice, in each of which cases the fees and expenses of the indemnified party’s separate counsel shall be at the expense of the indemnifying party; provided, however, that the indemnified party shall agree to repay any expenses so advanced hereunder if it is ultimately determined by a court of competent jurisdiction that the indemnified party to whom such expenses are advanced is not entitled to be indemnified; and provided, further, that so long as the indemnified party has reasonably concluded that no conflict of interest exists, the indemnifying party may assume the defense of any action hereunder with counsel reasonably satisfactory to the indemnified party.
          (d) In the event of an underwritten offering of Registrable Securities under this Agreement, the Company and the Holders shall enter into standard indemnification and underwriting agreements with the underwriter thereof. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the provisions of this Section 5, the provisions in the underwriting agreement shall control.
          (e) The obligation of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under Section 2, and otherwise.
     6. Market Standoff Agreement.
          (a) In connection with the Initial Public Offering by the Company, each Holder, if requested by the Company and the managing underwriter of the Company’s securities, shall agree not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Company held by it (except for any securities sold pursuant to such registration statement) for a period of ninety (90) days (or such longer period, not to exceed one hundred eighty (180) days, that the managing underwriter specifies is required for successful completion of the Initial Public Offering) following the effective date of the registration statement as agreed to by such parties. Such agreement shall be in writing and in form and substance reasonably satisfactory to the Holders, the Company and such underwriter and pursuant to customary and prevailing terms and conditions. The foregoing provisions of this Section 6(a) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and five percent (5%) or greater stockholders of the Company enter into similar or more restrictive agreements with respect to any shares of common stock of the Company that are beneficially held by them and that are not being sold by them in connection with the Company’s Initial Public Offering.
          (b) Each Holder agrees that in the event the Company proposes to offer for sale to the public any of its equity securities after the Initial Public Offering, and if (i) such Holder holds beneficially or of record five percent (5%) or more of the outstanding equity securities of the Company, (ii) requested by the Company and the managing underwriter of Common Stock or other securities of the Company, and (iii) all other such five percent (5%) stockholders are requested by the Company and such underwriter to sign, and actually do sign, a similar or more restrictive agreement restricting the sale or other transfer of shares of the Company, then it will not directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Company held by it (except for any securities sold pursuant to such registration statement) for a period of ninety (90) days (or such longer period, not to exceed one hundred eighty (180) days, that the managing underwriter specifies is required for completion of the offering) following the effective date of the registration statement as agreed to by such parties. Such agreement shall be in writing and in form and substance reasonably satisfactory to the Holders, the Company and such underwriter and pursuant to customary and prevailing terms and conditions.
     7. Transferability of Registration Rights. The registration rights set forth in this Agreement may not be transferred, except to the following Persons and then, only if such Persons become Holders of Registrable Securities: APAX Funds Nominees Limited; The Merlin BioSciences Funds; The Merlin Fund L.P.; Advent Private Equity Funds; JP Morgan Partners LLC; Merlin Equity Limited; or any subsidiary, affiliate, parent or general partner of any of the foregoing. All transfers of Registrable Securities are also subject to the transfer restrictions contained in the Class A Stockholders Agreement, dated June 30, 2004, among the Company and the Class A Stockholders of the Company. Each subsequent Holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.
     8. Miscellaneous.
          (a) Notices. Except as otherwise expressly provided herein, all notices, requests, demands, claims, and other communications hereunder will be in writing. Any such notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) upon confirmation of facsimile, (b) one (1) business day following the date sent when sent by overnight delivery and (c) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following addresses (or such other address for a Party as shall be specified by such Party by like notice):

If to the Company:	300 Professional Drive

Suite 250
Gaithersburg, MD 20879
Fax: (301) 944-0173
Attn: Mr. Daniel J. Abdun-Nabi

If to PLC or any Holder:

To the address of PLC as set forth on the signature page hereto.
          (b) Entire Agreement. This Agreement, together with the instruments and other documents hereby contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.
          (c) Successors and Assigns. The parties intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than Parties hereto and their respective successors and permitted assigns.
          (d) Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of at least a majority of the Registrable Securities. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
          (e) Counterparts; Facsimile Execution. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.
          (f) Captions. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.
          (g) Severability. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement; provided, however, that the Company and a majority of the Holders shall negotiate in good faith to attempt to implement an equitable adjustment in the provisions of this Agreement with a view toward effecting the purposes of this Agreement by replacing the provision that is invalid or unenforceable with a valid and enforceable provision the economic effect of which comes as close as possible to that of the provision that has been found to be invalid and unenforceable.
          (h) Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware.
          (i) Submission to Jurisdiction.
               (iv) The Parties agree that any suit, action or proceeding with respect to any dispute, controversies or claims or any judgment entered by any court in respect thereof may be brought in any state or federal court in the state of Delaware and any appellate court thereof and irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the Parties hereto agrees that final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.
               (v) The Parties agree that any suit, action or proceeding with respect to the Agreement or any judgment entered by any court in respect thereof may be brought in the competent courts of the state of Delaware, and irrevocably submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.
               (vi) Nothing herein shall in any way be deemed to limit the ability of any Party to serve any such process of summons, complaint and other legal process in any other manner permitted by applicable law or to obtain jurisdiction over, or bring any suit, action or proceeding against, any other Party in such other jurisdiction, and in such manner, as may be permitted by applicable law.
               (vii) The Parties also irrevocably consent, if for any reason any of the Party’s authorized agent for service of process of summons, complaint and other legal process in any action, suit or proceeding is not present in Delaware, to the service of such papers being made out of those courts by mailing copies of the papers by registered United States air mail, postage prepaid, to the Party at its address specified in Section 8(a). In such a case, the relevant Party shall also send by facsimile, or have sent by facsimile, a copy of the papers to all Parties.
               (viii) Service in the manner provided in Section 8(h) in any action, suit or proceeding will be deemed personal service, will be accepted by each of the Parties as such and will be valid and binding upon such Party for all purposes of any such action, suit or proceeding.
          (j) Appointment of Process Agent. The Parties hereby irrevocably appoint Corporation Service Company (the “Process Agent”), with an office on the date hereof at 2711 Centerville Road, Wilmington, Delaware 19808, United States of America as its agent to receive on behalf of each of the Parties service of copies of the summons and complaint and any other process which may be served in any suit, action or proceeding. Each Party agrees that the failure of the Process Agent to give any notice of any such service of process to such Party shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon. Such appointment shall be irrevocable as long as any amounts payable under this Agreement or the terms and conditions of this Agreement are outstanding, except that if for any reason the Process Agent appointed hereby ceases to be able to act as such, each Party shall, by an instrument reasonably satisfactory to the other Parties, appoint another Person in the State of Delaware as such Process Agent subject to the approval (which approval shall not be unreasonably withheld) of the other Parties. PLC covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of a Process Agent pursuant to this Section 8(i) in full force and effect and to cause the Process Agent to act as such.
          (k) Other Methods of Service. Nothing herein shall in any way be deemed to limit the ability of any Party to serve any such process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over, or bring any suit, action or proceeding against, the other Parties in such other jurisdictions, and in such manner, as may be permitted by applicable law.
          (l) Waiver of Inconvenient Forum, Etc.. Each of the Parties hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any state or federal court in the State of Delaware, United States of America, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which the Parties are or may be subject, by suit upon judgment.
          (m) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[Signature page follows]

     IN WITNESS WHEREOF, the Parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:	EMERGENT BIOSOLUTIONS INC.

	By:	/s/ Fuad El-Hibri
Name: Fuad El-Hibri
Title: Chairman, President and CEO

PLC:	MICROSCIENCE HOLDINGS PLC

	By:	/s/ [Illegible]
Name: [Illegible]
Title: Finance Director

Address:

MICROSCIENCE HOLDINGS PLC
c/o Advent Venture Partners
25 Buckingham Gate
London SW1E 6LD
United Kingdom
Fax: 44 20 7828 1474
Attention: Shahzad Malik

with a copy to:

Morrison & Foerster
CityPoint
One Ropemaker Street
London EC2Y 9AW
United Kingdom
Fax: 44 20 7496 8500
Attention: James Gubbins
[Signature Page to Registration Rights Agreement]